As filed with the Securities and Exchange Commission on August 23, 1996 Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------


                         PEERLESS INDUSTRIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


           MINNESOTA                                             41-1456350
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


                            2430 METROPOLITAN CENTRE
                            333 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
          (Address, including zip code, of principal executive offices)
                                 --------------


                         PEERLESS INDUSTRIAL GROUP, INC.
                                STOCK OPTION PLAN
                            (Full title of the plan)
                                 --------------


                                WILLIAM H. SPELL
                            2430 METROPOLITAN CENTRE
                            333 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 371-9650
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    COPY TO:

                              Brian D. Wenger, Esq.
                             Briggs and Morgan, P.A.
                                 2400 IDS Center
                             80 South Eighth Street
                          Minneapolis, Minnesota 55402

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                   Proposed            Proposed maximum
  Title of securities       Amount to be       maximum offering       offering aggregate       Amount of
    to be registered         Registered       price per share (1)           price           registration fee
- ------------------------------------------------------------------------------------------------------------
 Common Stock,            400,000 shares           $1.625                  $650,000               $225
 $.01 par value

============================================================================================================
(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the last reported sale for such stock on August 19, 1996, as quoted over-the-counter.
============================================================================================================




REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed by Peerless Industrial Group, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 400,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which will be issued pursuant to the Company's Stock Option Plan. A total of 600,000 shares of Common Stock issuable under the Company's Stock Option Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on August 18, 1994 (Registration No. 33-83034), and the information contained therein is hereby incorporated by reference herein.




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                  (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, filed pursuant to
         Section 13 of the 1934 Act;

                  (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-18, Registration No. 2-98319.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 8.  EXHIBITS.

Exhibit
Number   Description
- ------   -----------

5.1      Opinion of Briggs and Morgan, Professional Association.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Briggs and Morgan, Professional Association (included in Exhibit 5.1).

24.1     Powers of Attorney (included on signature page).




                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota on the 23rd day of August, 1996.

                                   PEERLESS INDUSTRIAL GROUP, INC.


                                   By /s/ William H. Spell
                                      William H. Spell
                                      Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William H. Spell and Reynold M. Anderson, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ William H. Spell                        Chief Executive Officer (Principal          August 23, 1996
    --------------------------------        Executive Officer) and Director
    William H. Spell

/s/ Robert E. Deter                         Chief Financial Officer (Principal          August 23, 1996
    --------------------------------        Financial and Accounting Officer)
    Robert E. Deter

/s/ Harry W. Spell                          Director                                    August 23, 1996
    --------------------------------
    Harry W. Spell

/s/ Bruce A. Richard                        Director                                    August 23, 1996
    --------------------------------
    Bruce A. Richard

/s/ Reynold M. Anderson                     Director                                    August 23, 1996
    --------------------------------
    Reynold M. Anderson

/s/ Michael E. Platt                        Director                                    August 23, 1996
    --------------------------------
    Michael E. Platt

    --------------------------------        Director
    Richard W. Perkins

/s/ Brian K. Smith                          Director                                    August 23, 1996
    --------------------------------
    Brian K. Smith

    --------------------------------        Director
    Victor Reim



                                  EXHIBIT INDEX


Exhibit
Number   Description

5.1      Opinion of Briggs and Morgan, Professional Association.

23.1     Consent of Coopers & Lybrand L.L.P.